                                                                      EXHIBIT 21

                            REGISTRANT'S SUBSIDIARIES

                              PANERA BREAD COMPANY
                           LIST OF DIRECT SUBSIDIARIES
                               AS OF MARCH 1, 2006

      ENTITY NAME            % OWNERSHIP           JURISDICTION OF ORGANIZATION
---------------------      ------------------      ----------------------------
Panera, LLC                      100               Delaware
Pumpernickel, Inc.               100               Delaware

                              PANERA BREAD COMPANY
                          LIST OF INDIRECT SUBSIDIARIES
                               AS OF MARCH 1, 2006

         ENTITY NAME                   PARENT           % OWNERSHIP    JURISDICTION OF ORGANIZATION
----------------------------     -------------------    -----------    ----------------------------
Pumpernickel Associates, LLC     Panera, LLC                100        Delaware
Panera Enterprises, Inc.         Panera, LLC                100        Delaware
Asiago Bread, LLC                Panera, LLC                100        Delaware
Atlanta JV, LLC                  Panera, LLC                100        Delaware
Artisan Bread, LLC               Panera, LLC                100        Delaware
Cap City Bread, LLC              Artisan Bread, LLC         100        Delaware